PRESS RELEASE
FOR IMMEDIATE RELEASE
05-10

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott /lelliott@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS SECOND QUARTER RESULTS
Achieved 13% Internal Revenue Growth and Improved Margins
HOUSTON – August 4, 2005 – Quanta Services, Inc. (NYSE:PWR) today announced results for the three and six months ended June 30, 2005.
     Revenues in the second quarter of 2005 were $439.3 million compared to revenues of $389.2 million in the second quarter of 2004. For the second quarter of 2005, net income was $3.3 million, or $0.03 per diluted share, compared to a net loss of $3.5 million, or a loss per diluted share of $0.03 in the second quarter of 2004.
     Revenues for the first six months of 2005 were $811.8 million compared to $744.2 million for the first half of 2004. For the first six months of 2005, the company reported a net loss of $1.8 million or a loss per diluted share of $0.02, compared to a net loss of $15.2 million or a loss per diluted share of $0.13 in the first six months of last year.
     “Our backlog is at a record level due to steady improvement in both the electric power and telecommunications markets,” said John R. Colson, chairman and chief executive officer of Quanta Services. “We believe the increased spending by electric utilities is a result of their improved financial condition while increased telecommunications spending is being driven primarily by continued Fiber-to-the-Premises initiatives. As we look to future quarters, we expect the energy bill, as well as the trend toward increased outsourcing in the telecom and power industries, to contribute to continued optimism in both markets.”
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OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any business combinations or divestitures that may be completed after June 30, 2005.
     Quanta expects revenues for the third quarter of 2005 to range between $460 million to $490 million and diluted earnings per share to be between $0.06 and $0.08.
     Quanta Services has scheduled a conference call for August 4, 2005, at 9:30 a.m. eastern time. To participate in the call, dial (303) 262-2005 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s website. A replay will also be available and may be accessed by calling (303) 590-3000 and using the pass code 11036506. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results due to seasonality and adverse weather conditions; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts; the replacement of contracts as they are completed or expire; the ability to effectively integrate the operations of subsidiaries; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; growth outpacing infrastructure; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; and the adverse impact of goodwill impairments. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2005 and 2004 (In thousands, except per share information) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenues	$439,287	$389,194	$811,792	$744,191
Cost of services	385,471	342,853	721,884	671,126

Gross profit	53,816	46,341	89,908	73,065
Selling, general & administrative expenses	43,874	40,589	86,336	84,131

Income (loss) from operations	9,942	5,752	3,572	(11,066)
Interest expense	(5,904)	(6,228)	(11,922)	(12,594)
Interest income	1,696	410	3,215	853
Other income (expense), net	97	(161)	262	(131)

Income (loss) before taxes	5,831	(227)	(4,873)	(22,938)
Provision (benefit) for taxes	2,488	3,265	(3,088)	(7,752)

Net income (loss)	$3,343	$(3,492)	$(1,785)	$(15,186)

Income (loss) per share:
Basic	$0.03	$(0.03)	$(0.02)	$(0.13)

Diluted	$0.03	$(0.03)	$(0.02)	$(0.13)

Shares used in computing income (loss) per share:
Basic	115,713	114,425	115,472	114,171

Diluted	116,341	114,425	115,472	114,171

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,737	$265,560
Accounts receivable, net	363,074	348,828
Costs and estimated earnings in excess of billings on uncompleted contracts	57,755	42,092
Inventories	23,751	18,849
Prepaid expenses and other current assets	23,310	24,707

Total current assets	708,627	700,036
PROPERTY AND EQUIPMENT, net	313,222	314,983
ACCOUNTS AND NOTES RECEIVABLE, net	21,949	19,920
OTHER ASSETS, net	36,854	36,438
GOODWILL AND OTHER INTANGIBLES, net	388,489	388,620

Total assets	$1,469,141	$1,459,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,838	$6,236
Accounts payable and accrued expenses	218,998	203,656
Billings in excess of costs and estimated earnings on uncompleted contracts	12,057	11,166

Total current liabilities	232,893	221,058
LONG-TERM DEBT, net of current maturities	16,569	21,863
CONVERTIBLE SUBORDINATED NOTES	442,500	442,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	112,704	111,329

Total liabilities	804,666	796,750

STOCKHOLDERS’ EQUITY	664,475	663,247

Total liabilities and stockholders’ equity	$1,469,141	$1,459,997

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